                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             McRae Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              MCRAE INDUSTRIES, INC.
                              400 North Main Street
                       Mount Gilead, North Carolina 27306

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 17, 1998

To:  The Shareholders of McRae Industries, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of McRae Industries, Inc. (the "Company") will be held at 3:00 p.m. on the 17th day of December, 1998, at the offices of the Company located at 400 North Main Street, Mount Gilead, North Carolina, for the following purposes:

         1. To elect the Board of Directors consisting of seven persons, of whom five are to be elected by the holders of the Class B Common Stock and two are to be elected by the holders of the Class A Common Stock.

         2.       To approve the Company's 1998 Incentive Equity Plan.

         3. To ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the current fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 2, 1998 as the record date for the shareholders entitled to notice of and to vote at the meeting or any adjournment thereof and only holders of Class A and Class B Common Stock of record at such date are entitled to notice of and to vote at the Annual Meeting of Shareholders.

                                 By Order of the Board of Directors



                                 James W. McRae
                                 Secretary
                                 November 18, 1998



                                   IMPORTANT

Whether you expect to attend the meeting or not, please vote, sign, date, and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                              MCRAE INDUSTRIES, INC.
                              400 North Main Street
                       Mount Gilead, North Carolina 27306

                                 PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders of McRae Industries, Inc., a Delaware corporation (the "Company"), to be held at 3:00 p.m., local time, on December 17, 1998 at its principal office, 400 North Main Street, Mount Gilead, North Carolina. This Proxy Statement and accompanying proxy are being sent to the shareholders of the Company on or about November 18, 1998.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The materials are first being mailed to shareholders of record at the close of business on November 18, 1998.

A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date with the Secretary of the Company or by attending the meeting and voting in person. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR the proposals.

Only shareholders of the Class A and Class B Common Stock of record at the close of business on November 2, 1998 are entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote a total of 1,819,728 shares of Class A Common Stock and 948,771 shares of Class B Common Stock. Each share of Class A is entitled to one-tenth vote and each share of Class B is entitled to one full vote at meetings of shareholders.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any shareholder proposal to be presented at the Company's 1999 annual meeting of shareholders must be received at the offices of the Company, Post Office Box 1239, 400 North Main Street, Mount Gilead, North Carolina 27306, no later than July 22, 1999 for inclusion in the Company's proxy statement and form of proxy for that meeting.

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

Listed in the following table are the only beneficial owners, known to the Company as of November 2, 1998, of more than five percent of the Company's $1 par value Class A and Class B Common Stock and the number of shares beneficially owned by directors and executive officers as a group. Voting securities beneficially owned by individual directors, director nominees and Named Executive Officers (as defined herein) are disclosed under Election of Directors, below.

                                                     CLASS A                  CLASS B
                                                  COMMON STOCK             COMMON STOCK

                                          AMOUNT AND                  AMOUNT AND
                                          NATURE OF     PERCENT       NATURE OF      PERCENT
NAME AND ADDRESS OF                       BENEFICIAL      OF          BENEFICIAL        OF
BENEFICIAL OWNER                         OWNERSHIP (1)  CLASS A      OWNERSHIP (1)   CLASS B
-------------------------------------  --------------------------  ---------------------------
D. Gary McRae                             426,212(2)      23%           552,079(3)      58%
P.O. Box 1239
Mount Gilead, NC  27306

James W. McRae                            409,588(4)      23%           544,265(3)      57%
P.O. Box 1239
Mt. Gilead, NC  27306

Branch Banking & Trust Co.                334,124(5)      18%           108,492(5)      11%
P.O. Box 29542
Raleigh, NC  27626

All Directors and Executive Officers      494,835(6)      27%           573,555(7)      60%
  as a group (8 persons)

(1) All shares owned directly and with sole voting and investment power except as otherwise noted.

(2) Includes 4,000 shares owned by Mr. D. Gary McRae's minor children, 1,111 shares owned by his wife and 361,925 shares held by the estate of the late B. J. McRae (the "Estate") as to which he has shared voting and investment power as co-executor with his brother, Mr. James W. McRae. Does not include any interest in shares held by the Company's Employee Stock Ownership Plan (the "ESOP").

(3) Includes 523,877 shares held by the Estate as to which Messrs. D. Gary McRae and James W. McRae have shared voting and investment power as co-executors of the Estate. Does not include any interest in shares held by the ESOP.

(4) Includes 4,000 shares owned by Mr. James W. McRae's children and 361,925 shares held by the Estate as to which he has shared voting and investment power as co-executor with his brother, Mr. D. Gary McRae. Does not include any interest in shares held by the ESOP.

(5) These shares represent shares held by Branch Banking & Trust Co. ("BB&T") and include all shares held by the ESOP for which BB&T serves as trustee. BB&T has sole voting and investment power with respect to such shares. Information with respect to BB&T is as of October 15, 1998 and was provided to the Company by BB&T in a telephone call on October 15, 1998.

(6)      Includes 361,925 shares held by the Estate.

(7)      Includes 523,877 shares held by the Estate

ELECTION OF DIRECTORS

The Bylaws of the Company provide for seven directors, two to be elected by the holders of the Class A Common Stock and five to be elected by the holders of the Class B Common Stock. Directors elected at the Annual Meeting will serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. If for any reason any nominee shall not become a candidate for election as a director at the meeting, an event not now anticipated, the enclosed proxy will be voted for such substitute as shall be designated by the Board of Directors.

It is the intention of the persons named in the accompanying Proxy to vote all proxies solicited by the Board of Directors FOR the seven nominees listed below unless authority to vote for the nominees is withheld by a shareholder in such shareholder's proxy. Directors are elected by a plurality of the votes of the applicable class of Common Stock cast by the holders of shares of such class entitled to vote at a meeting at which a quorum is present. The Company's Bylaws provide that, where a class vote is required, a quorum consists of the presence, in person or by proxy, of the holders of a majority of the outstanding shares of a particular class entitled to vote as a class at the meeting. Provided a quorum is represented at the meeting, abstentions and shares not voted are not taken into account in determining a plurality with respect to the directors elected by the holders of either class of Common Stock. Cumulative voting for directors is not permitted.

The two nominees for election as Directors by the holders of Class A Common Stock, both of whom are currently members of the Board of Directors, are listed below. Each was elected to his respective term, which expires in 1998, at the Annual Meeting of Shareholders held on December 18, 1997.

           DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS A COMMON STOCK

                                                                                      PERCENTAGE OF
                                                           SHARES OF COMMON STOCK     COMMON STOCK
                                                 FIRST      BENEFICIALLY OWNED(1)      OUTSTANDING
NAME AND PRINCIPAL                               BECAME    ----------------------    ----------------
OCCUPATION OR EMPLOYMENT                 AGE    DIRECTOR     CLASS A    CLASS B      CLASS A  CLASS B
------------------------                 ---    --------     -------    -------      -------  -------
Brady W. Dickson                         53       1997        9,960        -           (2)      (2)
  Consultant since 1995; President,
  Standard Packaging, Mount Gilead,
  North Carolina from 1972 to 1995

Harold W. Smith                          55       1985        4,700        -           (2)      (2)
  Vice President - McRae
  Graphics since 1993;
  Vice President-Finance
  and Accounting 1981 to 1993

The five nominees for election as Directors by holders of Class B Common Stock, all of whom are currently members of the Board of Directors, are listed below. The five nominees were elected to their terms, which expire in 1998, at the Annual Meeting of Shareholders held on December 18, 1997.

           DIRECTORS TO BE ELECTED BY HOLDERS OF CLASS B COMMON STOCK

                                                                                      PERCENTAGE OF
                                                           SHARES OF COMMON STOCK     COMMON STOCK
                                                 FIRST      BENEFICIALLY OWNED(1)      OUTSTANDING
NAME AND PRINCIPAL                               BECAME    ----------------------    ----------------
OCCUPATION OR EMPLOYMENT                 AGE    DIRECTOR     CLASS A    CLASS B      CLASS A  CLASS B
------------------------                 ---    --------     -------    -------      -------  -------
George M. Bruton                         69       1982         588        588          (2)       (2)
  Owner of George M. Bruton
  Insurance Agency, Inc.,
  Mount Gilead, North Carolina
  since 1950.

                                                                                      PERCENTAGE OF
                                                           SHARES OF COMMON STOCK     COMMON STOCK
                                                 FIRST      BENEFICIALLY OWNED(1)      OUTSTANDING
NAME AND PRINCIPAL                               BECAME    ----------------------    ----------------
OCCUPATION OR EMPLOYMENT                 AGE    DIRECTOR     CLASS A    CLASS B      CLASS A  CLASS B
------------------------                 ---    --------     -------    -------      -------  -------
Hilton J. Cochran                        68       1985         400         500         (2)       (2)
  Part-Owner of
  J. Morris & Associates,
  Inc., Troy, NC since 1952; President
  1952 - 1998.

Victor A. Karam                          64       1972       5,312          -          (2)       (2)
  President-Footwear Division since
  1998; General Manager, Footwear
  Division since 1969 and
  Vice-President,
  Footwear Division 1969 - 1998.

D. Gary McRae (3)                        48       1979     426,212(4)  552,079(4)      23%       58%
  President of the Company since
  1997, Treasurer since 1991 and Vice
  President 1980-1997.

James W. McRae (3)                       46       1985     409,588(4)  544,265(4)      23%       57%
  Vice President
  since 1986; Secretary since 1991;
  plant manager Footwear Division
  since 1985.

(1) All shares owned directly and with sole voting and investment power as of November 5, 1998 except as otherwise noted. Does not include any interest in shares held by the Company's ESOP.

(2)      Less than 1%.

(3)      D. Gary McRae and James W. McRae are brothers.

(4) Information as to beneficial ownership of these shares is provided in the table of principal shareholders on page 2.

DIRECTOR COMPENSATION

Directors are paid $700 for attending meetings of each of the Board of Directors and the Audit and Incentive Stock Option Committee (directors who are also officers or employees of the Company are paid $350 for attending such meetings).

EXECUTIVE OFFICERS

Messrs. D. Gary McRae, James W. McRae, Victor A. Karam and Harold W. Smith are executive officers as well as directors. The executive officers of the Company were appointed at the annual meeting of the Board of Directors on December 18, 1997 and serve at the pleasure of the Board of Directors. Marvin Kiser, age 50, has served as Controller for the Company since September, 1996. Previously, Mr. Kiser was treasurer of Robert W. Chapman & Company from 1988 to 1996.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five meetings during the past year. Each director attended more than 75% of the aggregate total number of meetings of the Board of Directors and the total number of meetings of any Committee on which he served. The Board of Directors has no nominating committee.

The Audit and Incentive Stock Option Committee is composed of George M. Bruton, Brady W. Dickson and Hilton J. Cochran and is responsible for recommending independent auditors for the Company, reviewing the Company's financial statements, audit report, internal financial controls and internal audit procedures and approving services to be performed by the Company's independent auditors. The Committee is also responsible for selecting key employees to whom stock options and stock appreciation rights will be awarded under the 1985 McRae Industries, Inc. Non-Qualified Stock Option Plan, for reviewing any transactions or arrangements between the Company and any of its affiliates, and along with the President of the Company, for recommending executive compensation to the Board of Directors. The Committee will also administer the Company's 1998 Incentive Equity Plan if it is approved by the shareholders at the Annual Meeting of Shareholders. The Committee met once during the fiscal year.

INTERLOCKS AND INSIDER PARTICIPATION

The Audit and Incentive Stock Option Committee of the Board of Directors of the Company, along with the President of the Company, makes recommendations to the Board of Directors concerning the Company's compensation arrangements. The Company's Audit and Incentive Stock Option Committee is also responsible for, among other things, selecting key employees to whom stock options and stock appreciation rights will be awarded under the 1985 McRae Industries, Inc. Non-Qualified Stock Option Plan. The Committee will also administer the Company's 1998 Incentive Equity Plan if it is approved by the Shareholders at the Annual Meeting of Shareholders. The Board of Directors is currently composed of D. Gary McRae, President and Treasurer of the Company, George M. Bruton, Hilton J. Cochran, Brady W. Dickson, Victor A. Karam, President - Footwear, James W. McRae, Vice President and Secretary, and Harold W. Smith, Vice President - McRae Graphics. Messrs. Bruton, Dickson and Cochran currently comprise the Company's Audit and Incentive Stock Option Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          TRANSACTIONS INVOLVING AMERICAN MORTGAGE & INVESTMENT COMPANY

Since 1970, the Company has owned a substantial equity interest in American Mortgage & Investment Company ("AMIC"), a company engaged primarily in the business of land development and sales in the coastal region of South Carolina.
D. Gary McRae serves as a director of AMIC and was appointed its president on March 18, 1997. He serves without compensation.

The Company owns shares of the common stock of AMIC which represents about 13% of its outstanding common stock. In addition, the Company owns all outstanding shares of AMIC's 20% Cumulative Convertible Preferred Stock. Because of arrearages in dividends on the preferred stock, each share of preferred stock is currently entitled to one vote on any matter submitted to a vote of AMIC shareholders. The Company presently has the majority of the voting power of AMIC. The Estate owns 1,996 shares of AMIC's common stock. Messrs. D. Gary McRae and James W. McRae are co-executors of the Estate.

At the beginning of the Company's 1998 fiscal year, the Company had investments in and advances to AMIC of approximately $832,000. During the 1998 fiscal year, the Company received reimbursements from AMIC totaling approximately $230,000. The investment in AMIC's stock and amounts due from AMIC were reduced to the extent that the recorded amounts exceed shareholder equity as reported by AMIC. Because of AMIC's financial condition, the Company has not accrued any interest on the AMIC obligations. At the end of the fiscal year, the Company had recorded investments in and advances to AMIC of approximately $693,000. AMIC has been operating under Chapter X of the United States Bankruptcy Act since 1974 and the court has imposed certain restrictions under a Plan of Reorganization.

Management believes that the Company's advances to and continued financial support of AMIC are justified in light of its investment to date in AMIC and a lack of any other viable alternative. AMIC cannot continue operations without the support of the Company and, in management's opinion, the ultimate realizable market value of AMIC's real estate holdings is greater than the value of such holdings were the Company to discontinue its support, forcing AMIC to liquidate its holdings at substantially discounted values. Management believes remaining amounts due the Company from AMIC are ultimately recoverable.

                     TRANSACTIONS WITH AUTOMOBILE DEALERSHIP

During fiscal 1998, the Company rented facilities to an automobile dealership which was formerly owned by the Estate. The Estate sold substantially all of the assets of the dealership to a third party on October 27, 1997. Rent paid during the past fiscal year prior to the sale of the automobile dealership was $24,000. During fiscal 1998, the Company also purchased vehicles from the dealership for a total purchase price of approximately $57,000. The Company believes that the costs of automobiles from the dealership were comparable to or lower than the cost of comparable automobiles from other dealerships. During fiscal 1998, the Company also provided financing of approximately $200,000 for vehicles purchased from the dealership by third parties.

At August 1, 1998 the dealership owed the Company approximately $15,000 which was composed of accounts receivable and notes that bear interest at the federal funds rate plus 2%. Such indebtedness is composed of rent obligations, funds advanced to the dealership for working capital, and interest on such amounts. Amounts owed by the dealership are guaranteed by the Estate.

                           INDEBTEDNESS OF THE ESTATE

The Company from time to time made loans to the late B. J. McRae prior to his death. At August 1, 1998, the Estate owed the Company approximately $257,000, under these loans. All of this indebtedness bears interest at the federal funds rate plus 2%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of the Company's Class A Common Stock and Class B Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Class A and Class B Common Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended August 1, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except the Estate was late filing its Form 3.

EXECUTIVE COMPENSATION

The table below shows the compensation paid or accrued by the Company, for the three fiscal years ended August 1, 1998, to or for the account of each person who has served as Chief Executive Officer during the fiscal year and James W. McRae, Victor A. Karam and Harold W. Smith, the only executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the 1998 fiscal year (collectively, the "Named Executive Officers"). At fiscal year-end, no Named Executive Officer held any unexercised options.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                   LONG TERM
                                                                                COMPENSATION
                                    -------------------------------------  ------------------------

                                                                                   AWARDS
                                                                           ------------------------
                                                                OTHER      RESTRICTED
NAME AND                                                        ANNUAL        STOCK       OPTIONS/     ALL OTHER
PRINCIPAL                 FISCAL     SALARY       BONUS      COMPENSATION    AWARD(S)       SARS     COMPENSATION
POSITION                   YEAR       ($)          ($)          ($)(1)         ($)         (#)            ($)
----------------------- ---------- ---------- -------------- ------------- ------------ ----------- ---------------
D. Gary McRae             1998      145,481      33,000           --            0           0              0
  President and           1997      122,495      25,000           --            0           0              0
  Treasurer               1996      116,112      24,000           --            0           0              0

Victor A. Karam           1998      136,750      27,000           --            0           0              0
  President--             1997      130,220      27,000           --            0           0              0
  Footwear                1996      128,456      15,750           --            0           0              0

Harold W. Smith           1998      104,933      13,500           --            0           0              0
  Vice President--        1997      100,972       8,800           --            0           0              0
  McRae Graphics          1996       98,488       8,800           --            0           0              0

James D. McRae (2)        1998       96,668      16,000           --            0           0              0
  Vice President and      1997       87,854      15,000           --            0           0              0
  Secretary

(1) No Named Executive Officer received personal benefits during the listed years in excess of 10% of his respective annual salary and bonus.

(2)      Mr. James W. McRae first became a Named Executive Officer in fiscal
         1997.

COMPENSATION COMMITTEE REPORT

The Audit and Incentive Stock Option Committee, whose members are named above, together with the Chairman of the Board, make recommendations to the Board of Directors concerning the Company's compensation arrangements. In connection with such arrangements, Messrs. D. Gary McRae, Bruton, Dickson and Cochran have provided the following report:

The Company's overall compensation philosophy is as follows:

         o Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company;

         o Reinforce strategic performance objectives through the use of annual and long-term incentive compensation programs; and

         o Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision making.

Base Compensation - The Company's approach to base compensation is to offer competitive salaries in comparison to market practices. The 1998 average base salaries of the three Named Executive Officers other than those persons serving as the President increased an average of 6 percent in 1998.

The Committee, consisting of three outside directors, along with the Chairman of the Board of Directors, Mr. D. Gary McRae, annually examine market compensation levels and trends observed in the labor market. For its purposes, the Committee has defined the labor market as the pool of executives who are currently employed in similar positions in companies with similar sales and market capitalization. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The Committee makes salary decisions in the annual review process with input from the President. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents. The Committee views work performance as the single most important measurement factor and places most of the weight in this area. The remaining measurement factors, decision-making responsibilities and team-building skills, are weighted equally.

Incentive Compensation - The Audit and Incentive Stock Option Committee, along with the Chairman of the Board of Directors, annually make recommendations to the Board of Directors whether to pay and the amount of cash incentive bonuses. For executive officers other than the President, consideration is given to overall corporate performance of the specific areas of the Company under a participant's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. Target performance levels are based upon historic patterns of Company performance and strategic objectives. All annual bonus-level performance targets are set above normal expectations of performance. Such performance measure threshold ensures that bonuses are not paid for substandard accomplishments. The average bonus earned by the three Named Executive Officers other than the President was 17 percent of their base salaries compared to 14 percent in 1997.

Long-term incentives provide another key element of executive compensation. Previously, the Company has granted non-qualified options from time to time under the Company's 1985 Non-Qualified Stock Option Plan. To expand the Company's flexibility to offer long-term incentives to its key employees, the Board of Directors has proposed the adoption by the shareholders of the 1998 Incentive Equity Plan which is more fully described in the section "Approval of Incentive Equity Plan."

President Compensation - As indicated in the discussion above, the Company's total compensation program is based upon market conditions and business performance. A portion of an executive's yearly compensation is dependent upon the Company's performance for the fiscal year based upon the executive's level of responsibility and authority. Therefore, the President's bonus is generally a larger percentage of his total compensation than for the other officers. In 1998, Mr. D. Gary. McRae received a bonus equal to 28 percent of his base salary (and his base salary was increased 27 percent over 1997).

                Hilton J. Cochran                  George M. Bruton
                Brady W. Dickson                   D. Gary McRae

STOCK PERFORMANCE GRAPH

The accompanying graph and table set forth the cumulative total shareholder return to the Company's shareholders during the five year period ended August 1, 1998, for each of the Company's Class A and Class B Common Stock, as well as an overall stock market index (AMEX Index) and the Dow Jones Industry Group Index for each of footwear, office equipment and industrial technology, the principal industry segments in which the Company is actively involved.

Equity/Index                                               1993  1994  1995  1996  1997  1998
------------                                               ----  ----  ----  ----  ----  ----
McRae Class A Common Stock                                  100   105   114   122   144   124
McRae Class B Common Stock                                  100   117   106   123   144   121
AMEX Index                                                  100    98   115   124   149   163
Dow Jones Industrial Group Index - Office Equipment         100   117   137   182   287   382
Dow Jones Industrial Group Index - Industrial Technology    100   118   163   147   179   141
Dow Jones Industrial Group Index - Footwear                 100   112   139   256   295   201

APPROVAL OF INCENTIVE EQUITY PLAN

         The Board of Directors has adopted, subject to stockholder approval, the McRae Industries, Inc. 1998 Incentive Equity Plan (the "Plan"). The Plan reserves 100,000 shares of the Company's Class A Common Stock (the "Common Stock") for issuance to certain key employees of the Company. The Plan authorizes the issuance of such shares to key employees in the form of stock options and restricted stock. The Plan also authorizes other awards denominated in monetary units or shares of Common Stock payable in cash or shares of Common Stock.

         Background and Purpose. As described in the Compensation Committee Report, one of the fundamental components of compensation for the Company's key employees is long-term incentive compensation. The Company has for a number of years provided long-term incentive compensation to its key employees pursuant to the 1985 McRae Industries, Inc. Non-Qualified Stock Option Plan (the "Prior Plan"). The Prior Plan provides only for equity-based long term incentive awards in the form of non-qualified stock options and SARs and only approximately 71,500 shares of each Class A and Class B Common Stock remain available for future awards under the Prior Plan. The Plan would have a great deal more flexibility than the Prior Plan in the types of awards that could be made under it and the terms and conditions, including performance-related conditions, applicable to those awards and increase the number of shares available for awards. Approval of the Plan would better position the Company to take advantage of the "performance-based compensation" exception to the deduction limits of
Section 162(m) (described below) and would enhance the Company's ability to recruit and retain key management employees and to put greater emphasis on variable, performance-related compensation. Below is a summary of the material terms of the Plan as proposed.

         Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits the deductibility to the Company of certain compensation paid to certain key employees in excess of $1 million dollars. Section 162(m) excludes from this limit compensation that qualifies as "performance-based compensation." In order to provide both short and long-term equity-based incentive awards that meet the requirements of "performance-based compensation" under Section 162(m), the Board recommends the adoption of the Plan to succeed the Prior Plan, which would provide equity-based incentive compensation.

         Number of Shares. Initially, 100,000 shares of Common Stock (approximately 5.5% of the outstanding Class A Common Stock and 3.6% of the aggregate outstanding Class A and Class B Common Stock) will be available for awards under the Plan. All shares available for awards in any year that are not used, as well as shares allocated to awards under the Plan that are canceled or forfeited, will be available in subsequent years.

         Administration. The Plan will be administered by the Audit and Incentive Stock Option Committee of the Board of Directors (the "Committee"). It is intended that the Committee will at all times be composed of "non-employee directors" within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 and that all of its members acting with respect to matters governed by Section 162(m) will be "outside directors" within the meaning of Section 162(m). Under the Plan, the Committee will (i) select the key employees to receive awards from time to time, (ii) make awards in such form and amounts as it determines, (iii) impose such limitations, restrictions and conditions upon awards as it deems appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or any award granted thereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee will also have the authority to accelerate the vesting and/or waive any restrictions, or otherwise amend the terms of any award within its discretion, of any outstanding awards. The Plan will terminate on December 16, 2008. Each participant receiving an award under the Plan shall enter into an agreement with the Company in the form specified by the Committee. In no event may an individual receive awards under the Plan during any calendar year covering in excess of 10,000 shares of Common Stock.

         Eligibility. Only managerial and other key employees of the Company may participate in the Plan. Key employees are those employees who occupy managerial or other important positions and who have made or are expected to make important contributions to the business of the Company or a subsidiary, as determined by the Committee. Initially, approximately 15 employees are expected to be eligible to participate. As mentioned above, the Committee in its discretion will select which key employees will in fact receive awards from time to time.

         Awards of Stock Options. The Plan provides for the grant of options to purchase shares of Common Stock at option prices determined by the Committee as of the date of grant. For stock option awards intended to qualify as "performance-based compensation" under Section 162(m) or for incentive stock options (described below), the option price will not be less than the fair market value of shares of Common Stock at the close of business on the date of grant. The fair market value of the Common Stock on November 16, 1998 was $8.38 per share.

         Awards to key employees of options under the Plan, which may be either incentive stock options (which qualify for special tax treatment) or nonqualified stock options, are determined by the Committee. The terms and conditions of each such option are to be determined by the Committee at the time of grant.

         Options granted under the Plan will expire not more than 10 years from the date of grant, and the option agreements entered into with the optionees will specify the extent to which options may be exercised during their respective terms, including in the event of the optionee's death, disability or termination of employment.

         Payment for shares issuable pursuant to the exercise of an option may be made either in cash or by tendering shares of Common Stock of the Company with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash.

         Restricted Awards and Other Awards. The Plan provides for the issuance of restricted awards in the form of shares of restricted stock on such terms and conditions as are determined from time to time by the Committee, in addition to or in combination with other awards under the Plan. Such restrictions may include the continued service of the participant with the Company, the attainment of specified performance goals or any other conditions deemed appropriate by the Committee.

         The stock certificates evidencing the restricted stock will bear an appropriate legend and will be held in the custody of the Company until the applicable restrictions have been satisfied. The participant cannot sell, transfer, pledge, assign or hypothecate shares of restricted stock until the applicable restrictions have been satisfied. Once the restrictions are satisfied, the shares will be delivered to the participant. During the period of restriction, the participant may exercise full voting rights and receive cash dividends with respect to the restricted stock. The participant will also be credited with stock dividends, if any, with respect to the restricted stock, subject to the same restrictions of the underlying restricted stock.

         In addition, the Plan permits the Committee to make grants of other awards of Common Stock or awards denominated in units of Common Stock, including ones valued using measures other than market values.

         Code Section 162(m). Because stock options granted under the Plan that are intended to qualify as "performance-based compensation" under Section 162(m) must have an exercise price equal at least to fair market value at the date of grant, compensation from the exercise of such stock options should be treated as "performance-based compensation" for Section 162(m) purposes.

         In addition, the Plan authorizes the Committee to grant restricted awards that are conditioned on the satisfaction of certain performance criteria. For such awards intended to result in "performance-based compensation," the Committee will establish prior to or within 90 days after the start of the applicable performance period the applicable performance conditions. The Committee shall establish the performance conditions in its sole discretion using such measures of performance as it deems appropriate. The performance conditions will be stated in the form of an objective, nondiscretionary formula and the Committee will certify in writing the attainment of such performance conditions prior to any payout with respect to such awards.

         Withholding for Payment of Taxes. The Plan provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The Plan permits a participant to satisfy such requirement, with the approval of the Committee and subject to the terms of the Plan, by having the Company withhold from the participant a number of shares of Common Stock otherwise issuable under the award having a fair market value equal to the amount of the applicable payroll and withholding taxes.

         Changes in Capitalization and Similar Changes. In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of Common Stock with respect to which awards may be made under the Plan, the terms, types of shares and number of shares of any outstanding awards under the Plan and the individual calendar year award limit set forth above may be equitably adjusted by the Committee in its discretion.

         Changes in Control. The Plan provides that in the event of a change in control of the Company, all options will be fully exercisable as of the date of the change in control and shall remain exercisable through their full term. Outstanding restricted awards will become immediately vested, and any applicable performance conditions shall be deemed satisfied (at the target performance condition, if applicable) as of the date of the change in control.

         Amendment and Termination of the Plan. The Board of Directors will have the power to amend, modify or terminate the Plan on a prospective basis. Stockholder approval will be required for any change to the material terms of the Plan to the extent required by Section 162(m), the rules of any national securities exchange upon which the Common Stock is listed at the time the amendment is proposed or Section 422 of the Internal Revenue Code with respect to incentive stock options.

         Federal Income Tax Treatment. Incentive Stock Options. Incentive stock options ("ISOs") granted under the Plan will be subject to the applicable provisions of the Internal Revenue Code, including Code Section 422. If shares of Common Stock of the Company are issued to an optionee upon the exercise an ISO, and if no "disqualifying disposition" of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular income tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular income tax purposes, as a long-term capital gain and any loss sustained will be a long-term capital loss and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a "disqualifying disposition" of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be taxable as capital gain to the holder (for which the Company will not be entitled a federal income tax deduction). Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

         Nonqualified Stock Options. With respect to nonqualified stock options ("NQSOs") granted to optionees under the Plan, (i) no income is realized by the optionee at the time the NQSO is granted, (ii) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount and (iii) on disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year.

         Restricted Stock. Upon becoming entitled to receive shares at the end of the applicable restriction period without a forfeiture, the recipient has ordinary income in an amount equal to the fair market value of the shares at that time. However, a recipient who makes an election under Code Section 83(b) within 30 days of the date of the grant will have ordinary taxable income on the date of the grant equal to the fair market value of the shares of restricted stock as if the shares were unrestricted and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes. Upon sale of the shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis will be equal to the fair market value of the shares when the restriction period expires. However, if the recipient timely elects to be taxed as of the date of grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the recipient.

         The Board recommends a vote FOR approval of the Plan and proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. The affirmative vote of a majority of the voting power represented by the shares voting on the proposal, present in person or represented by proxy, at the Annual Meeting is required for approval of the Plan. Abstentions and shares not voted are not counted in determining a majority.

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has appointed Gleiberman Spears Shepherd & Menaker, P.A. as independent certified public accountants for the 1999 fiscal year and recommends to shareholders that they vote for ratification of that appointment. The Board of Directors will reconsider the selection of independent certified public accountants if the shareholders do not ratify the appointment of Gleiberman Spears Shepherd & Menaker, P.A. A representative of Gleiberman Spears Shepherd & Menaker, P.A. is expected to attend the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Gleiberman Spears Shepherd & Menaker, P.A. as its independent certified public accountants to audit the consolidated financial statements of the Company for the 1999 fiscal year and proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may be presented for action at the meeting, but if other matters do properly come before the meeting, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the best judgment of the person or persons voting the proxy.

                                                                      APPENDIX A

                         FOR USE BY CLASS A SHAREHOLDERS

                             MCRAE INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDER TO BE HELD
                                DECEMBER 17, 1998

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class A Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Shareholders to be held at 3:00 P.M. on the 17th day of December, 1998, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 SHOWN BELOW: The Board of Directors recommends voting for all items.

1.       Election of Directors: Nominees are Brady W. Dickson and Harold W.
         Smith.

[ ] For all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)

         ______________________________________________________________________

         [  ]     WITHHOLD AUTHORITY to vote for all listed nominees

2.       Approval of the McRae Industries, Inc. 1998 Incentive Equity Plan.
                       FOR            AGAINST           ABSTAIN
                       [ ]              [ ]               [ ]

3. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants.
                       FOR            AGAINST           ABSTAIN
                       [ ]              [ ]               [ ]

                          (Please sign on reverse side)



4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

         Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.

                                           Date:_________________________, 1998

                                           ____________________________________

                                           ____________________________________
                                           (When signing as attorney, executor,
                                           administrator, trustee, guardian,
                                           etc. give title as such. If a joint
                                           account, each joint owner should
                                           sign personally.)

                                                                      APPENDIX B

                         FOR USE BY CLASS B SHAREHOLDERS

                             MCRAE INDUSTRIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDER TO BE HELD
                                DECEMBER 17, 1998

The undersigned hereby appoints D. Gary McRae and James W. McRae and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $1 par value Class B Common Stock of the undersigned in McRae Industries, Inc. at the Annual Meeting of Shareholders to be held at 3:00 P.M. on the 17th day of December, 1998, and at any adjournment thereof.

UNLESS SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 SHOWN BELOW: The Board of Directors recommends voting for all items.

1. Election of Directors: Nominees are George M. Bruton, Hilton J. Cochran, Victor A. Karam, D. Gary McRae and James W. McRae.

[ ] FOR all listed nominees (except do not vote for nominee(s) whose name(s) I have written below)

         ______________________________________________________________________

         [ ]      WITHHOLD AUTHORITY to vote for all listed nominees

2.       Approval of the McRae Industries, Inc. 1998 Incentive Equity Plan.
                       FOR            AGAINST           ABSTAIN
                       [ ]              [ ]               [ ]

3. Ratification of appointment of Gleiberman Spears Shepherd and Menaker, P.A. as accountants.
                       FOR            AGAINST           ABSTAIN
                       [ ]              [ ]               [ ]

                          (Please sign on reverse side)



4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         Receipt of Notice of Annual Meeting and accompanying Proxy Statement is hereby acknowledged.

         Please date, sign exactly as printed below and return promptly in the enclosed postage-paid envelope.

                                           Date:_________________________, 1998

                                           ____________________________________

                                           ____________________________________
                                           (When signing as attorney, executor,
                                           administrator, trustee, guardian,
                                           etc. give title as such. If a joint
                                           account, each joint owner should
                                           sign personally.)

                                                                      APPENDIX C

                              MCRAE INDUSTRIES, INC.

                              INCENTIVE EQUITY PLAN

         SECTION 1. PURPOSE. The purpose of the McRae Industries, Inc. Incentive Equity Plan (the "Plan") is to attract and retain managerial and other key employees, and to reward such employees for making major contributions to the success of McRae Industries, Inc. (the "Company"). The Plan is designed to meet these objectives by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing such employees a proprietary interest in the long term growth and performance of the Company.

         SECTION 2. DEFINITIONS. For purposes of the Plan, unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                  (a) "Award" (collectively, "Awards") means an award or grant made to a Participant under Sections 6 through 8, inclusive, of the Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                  (d) "Common Stock" means the Class A Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof pursuant to Section 12 hereof.

                  (e) "Company" means McRae Industries, Inc., a Delaware corporation, and any subsidiary corporations within the meaning of
         Section 424(f) of the Code, as well as any successor corporation or corporations thereto.

                  (f) "Compensation Committee" means the committee of the Board constituted as provided in Section 3 of the Plan.

                  (g) "Disability" means the inability, by reason of physical or mental infirmity or both, of an individual to perform satisfactorily the duties then assigned to such individual or any other duties the Company is willing to assign to such individual for which compensation is payable. Disability shall be determined by the Compensation Committee based upon such evidence as the Compensation Committee shall deem sufficient and, upon medical evidence, if available, and, in the discretion of the Compensation Committee, upon certification of such Disability by an independent qualified physician.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                  (i) "Fair Market Value," with respect to a share of the Common Stock at a particular time, shall be that value as determined by the Compensation Committee which shall be (i) if such Common Stock is listed on a national securities exchange or traded on the National Market System, the mean between the highest price and the lowest price at which the Common Stock shall have been sold regular way on a national securities exchange or the National Market System on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, (ii) if the Common Stock shall not be listed on a national securities exchange or traded on the National Market System, the mean between the bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the National Market System, the fair market value determined by the Compensation Committee in such manner as it may deem reasonable.

                  (j) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (k) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

                  (l) "Participant" means an employee of the Company who is granted an Award under the Plan.

                  (m) "Plan" means the McRae Industries, Inc. Incentive Equity Plan as set forth herein, as the same may be hereafter amended and from time to time in effect.

                  (n) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

                  (o) "Retirement" means the termination of an employee's employment with the Company at any time after the last day of the calendar month immediately preceding the calendar month in which the employee attains the age of 65 years.

                  (p) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

         SECTION 3. ADMINISTRATION.

         (a) The Plan shall be administered by those members of the Audit and Incentive Stock Option Committee of the Board who are "nonemployee directors" for purposes of Rule 16b-3 under the Exchange Act.

         (b) The Compensation Committee is authorized to grant Awards under the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision or action of the Compensation Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Compensation Committee, by execution of instruments in writing in such form as are approved by the Compensation Committee.

         SECTION 4. DURATION OF AND COMMON STOCK SUBJECT TO PLAN.

         (a) Term. The Plan shall be effective on December 17, 1998, subject to approval by a plurality of the shares voting on approval of the Plan at the Annual Meeting of Stockholders held on said date or any adjournment thereof. The Plan shall terminate on December 16, 2008.

         (b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan, subject to adjustment as provided in Section 12 of the Plan, shall be 100,000 shares of the total authorized shares of the Common Stock. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitation the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and other stock-based Awards in each case determined as of the dates on which such Awards are granted. If any Awards are forfeited, terminated, settled in cash in lieu of stock, exchanged for other Awards, or expire unexercised, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, settlement, exchange or expiration. Further, any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of Stock Options shall again be available for Awards under the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

         (c) Individual Award Limit. In no event shall a Participant receive an Award or Awards during any one calendar year covering in the aggregate more than 10,000 shares of Common Stock.

         SECTION 5. ELIGIBILITY. Only managerial and other key employees shall be eligible to be granted Awards under the Plan. The Compensation Committee shall, from time to time, (i) determine those managerial and other key employees to whom Awards shall be granted and the conditions of each such Award or issue and sale and (ii) grant such Awards. No member of the Compensation Committee while serving as such shall be eligible to receive any Award hereunder.

         SECTION 6. STOCK OPTIONS. Stock Options may be granted under the Plan in the form of Incentive Stock Options or Non-Qualified Stock Options; and such Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:

                  (a) Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Compensation Committee may from time to time approve. Stock Options may be granted alone, in addition to or in combination with other Awards under the Plan.

                  (b) Stock Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Compensation Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option.

                  (c) Option Term. The term of each Stock Option shall be fixed by the Compensation Committee; except that the term of Incentive Stock Options shall not exceed 10 years after the date the Incentive Stock Option is granted.

                  (d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee at the date of grant.

                  (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by a Participant's giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Compensation Committee in its sole discretion, in shares of Common Stock already owned by the Participant, or by surrendering outstanding Awards denominated in stock.

                  (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by the Code.

         SECTION 7. RESTRICTED STOCK GRANTS. Restricted Stock Grants shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:

                  (a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock to a Participant subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company upon termination of employment prior to vesting.

                  (b) Grants of Awards. Restricted Stock Grants may be granted under the Plan in such form and on such terms and conditions as the Compensation Committee may from time to time approve. Restricted Stock Grants may be granted alone, in addition to or in combination with other Awards under the Plan. Subject to the terms of the Plan, the Compensation Committee shall determine the number of Restricted Stock Grants to be granted to a Participant and the Compensation Committee may impose different terms and conditions on any particular Restricted Stock Grant made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award; which certificate evidencing such shares shall be held in custody by the Company until the restrictions thereon shall have lapsed.

                  (c) Restriction Period. Restricted Stock Grants shall provide that in order for a Participant's rights to vest in such Awards, the Participant must remain in the employment of the Company, subject to relief for specified reasons, for a period of time commencing on the date of the Award and ending on such later date or dates as the Compensation Committee may designate at the time of the Award ("Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Compensation Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Stock Grant or portion thereof, as the case may be.


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


                  (d) Payment of Awards. The Compensation Committee may, in its discretion, permit a Participant to elect to receive, in lieu of shares of unrestricted stock at the conclusion of a Restriction Period, a cash payment equal to the Fair Market Value of the Restricted Stock vesting on the date the restrictions expire.

                  (e) Rights as a Stockholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which such dividends are issued.

         SECTION 8. OTHER STOCK-BASED AND COMBINATION AWARDS.

         (a) The Compensation Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired. Such other stock-based Awards may be granted either alone, in addition to or in combination with any other type of Award granted under the Plan.

         (b) The Compensation Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

         (c) Subject to the provisions of the Plan, the Compensation Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

         SECTION 9. DEFERRAL ELECTIONS. The Compensation Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise or earn out of an Award made under the Plan. If any such election is permitted, the Compensation Committee may establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting dividend equivalents in respect of deferrals credited in Common Stock.

         SECTION 10. TERMINATION OF EMPLOYMENT. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Compensation Committee.

         SECTION 11. NON-TRANSFERABILITY OF AWARDS. No Award under the Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable


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


only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

         SECTION 12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

         (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, other debentures, preferred or prior preference stocks, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         (b) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an Award shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any Award and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change other than as specified above in this Section 12, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Compensation Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Award and of the shares then subject to an Award or Awards, such adjustment shall be made by the Compensation Committee and shall be effective and binding for all purposes of the Plan and each agreement entered into with a Participant under the Plan. In the case of any such substitution or adjustment as provided for in this Section 12, the Award price for each share covered thereby prior to such substitution or adjustment will be the Award price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this
Section 12. No adjustment or substitution provided for in this Section 12 shall require the Company in any agreement with a Participant to issue a fractional share and the total substitution or adjustment with respect to each agreement with a Participant shall be limited accordingly.

         SECTION 13. CHANGE IN CONTROL.

         (a) In the event of a Change in Control (as defined below) of the Company, (i) all Stock Options then outstanding shall become fully exercisable as of the date of the Change in


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


Control, whether or not then exercisable and (ii) all restrictions and conditions of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control.

         (b) "Change in Control" means:

                  (1) The acquisition by any "person" or "group" (as defined in the Exchange Act) of beneficial ownership of a majority of the combined voting power of the Company's then outstanding voting securities (determined in accordance with Rule 13d-3 under the Exchange Act); provided, however, that a Change in Control shall not include a sale by the Company of securities of the Company to investors in connection with an offering of securities that is subject to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or

                  (2) Approval by the stockholders of the Company and consummation of (A) a reorganization, merger, consolidation or sale of substantially all the assets of the Company, in each case, with or to an entity of which Persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter, beneficially own more than a majority of the combined voting power of the outstanding voting securities of the reorganized, merged, consolidated or purchasing entity (determined in accordance with Rule 13d-3 under the Exchange Act); or (B) a liquidation or dissolution of the Company.

         SECTION 14. AMENDMENT AND TERMINATION. Without further approval of the stockholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the stockholders, make any amendment which would (i) require stockholder approval for Incentive Stock Options granted or to be granted under the Plan to qualify as incentive stock options within the meaning of Section 422 of the Code or (ii) require stockholder approval under applicable law or the rules of any national securities exchange upon which the Common Stock is listed at the time such amendment is proposed.

         SECTION 15. MISCELLANEOUS.

         (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         (b) No Right To Employment. Neither the adoption of the Plan nor the granting of any Award hereunder shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.

         (c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         (d) Payments to Trust. The Compensation Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Company may make payments of amounts due or to become due to Participants in the Plan.

         (e) Engaging in Competition With Company. In the event a Participant's employment with the Company is terminated for any reason whatsoever, and within 12 months after the date thereof such Participant accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Compensation Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is 6 months prior to the date of such Participant's termination of employment with the Company.

         (f) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (g) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Compensation Committee agreeing to the terms and conditions of the Award and such related matters as the Compensation Committee shall, in its sole discretion, determine.

         (h) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

         (i) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.


                                       9